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                                                                   EXHIBIT 10.6a

                                    AMENDMENT
                                       TO
                          CHICAGO BRIDGE & IRON COMPANY
                               EXCESS BENEFIT PLAN

      Chicago Bridge & Iron Company ("Company"), by a duly authorized officer of the Company and a Managing Director of Chicago Bridge & Iron Company B.V., pursuant to Section 8.7 of the Chicago Bridge & Iron Company Excess Benefit Plan (the "Plan"), hereby amends Sections 2.13 and 4.3 of the Plan to read as follows:

2.13 " Measurement Fund" means a publicly traded or offered mutual fund or funds from the following list of funds managed by T. Rowe Price Associates, Inc., or one of its affiliates, which a Participant may select under Section 4.3 to determine the subsequent imputed interest on his or her deferrals:

            American Funds Europacific Growth Fund
            Blue Chip Fund
            Balanced Fund
            Equity Income Fund
            Equity Index
            Janus Fund
            New Horizons Fund
            Small-Cap Value Fund
            Spectrum Income Fund
            Spectrum Growth Fund
            Summit Cash Reserve

4.3 Income (or Loss) on Credits. For purposes of determining income (or loss) on a Participant's Account, the Account shall be deemed invested in such Measurement Funds as the Participant may designate from time to time under procedures established by the Plan Administrator. The designation of Measurement Funds from time to time shall apply to both his or her Matching Contribution Subaccount and Company Contribution Subaccount until changed. Designation of Measurement Funds shall be in whole percentages of the periodic credits to the Participant's Account, or of the balance of his or her Account, which percentages shall add up to 100%. If the Participant does not otherwise designate a Measurement Fund under procedures established by the Plan Administrator, his or her Account shall be deemed invested in the Summit Cash Reserve Fund.

      As of any Change Date, a Participant may change the designation or allocation of Measurement Funds to determine income (or loss) on future credits to his or her Account, or may change the existing allocation of his or her Account among Measurement Funds, under procedures established by the Plan Administrator to implement such changes.

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      For purposes of determining income (or loss), a Participant's Matching and
      Company Contribution Credits shall be deemed to have been invested in Measurement Funds as soon as reasonably practicable after the date as of which they are credited under Sections 4.1 or 4.2. For purposes of determining income (or loss), a Participant's Account shall be deemed to have been reinvested in the newly-designated Measurement Funds as soon as reasonably practicable under the procedures established by the Plan Administrator to implement such changes.

                                       CHICAGO BRIDGE & IRON COMPANY

                                       By: ------------------------------------

                                            Title: Executive Vice President and
                                            Chief Financial Officer

                                       Date: ----------------------------------